EXHIBIT 24.1

POWER OF ATTORNEY

Each undersigned director and/or officer (each, a “Signatory”) of magicJack VocalTec Ltd., a company organized under the laws of the State of Israel (the “Company”), hereby constitutes and appoints Daniel Borislow and Peter Russo (each, an “Agent,” and collectively, “Agents”) or either of them, his or her true and lawful attorney-in-fact and agent for and in his or her name, place and stead, in any and all capacities, to sign, execute and affix his or her seal to, and file with the Securities and Exchange Commission (or any other governmental or regulatory authority), the registration statement relating to shelf registration of (i) up to $200 million of the Company’s securities and (ii) five million ordinary shares on behalf of selling shareholders on Form S-3 or any other appropriate form and all amendments or supplements (including post-effective amendments), and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, with all exhibits and any and all documents required to be filed therewith or with respect thereto.  Each Signatory further grants to the Agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary, in the judgment of such Agent, to be done in connection with any such signing and filing, as full to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all that said Agents, or either of them, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in one or more counterparts, each of which shall be deemed an original, but all of which constitute but one and the same instrument.

Signatures	Title	Date

/s/ Daniel Borislow _______________________	Chief Executive Officer and Director
Daniel Borislow	(Principal Executive Officer)	April 5, 2012

/s/ Peter Russo _______________________	Chief Financial Officer and Treasurer
Peter Russo	(Principal Financial Officer and Principal Accounting Officer)	April 5, 2012

/s/ Andrew MacInnes _______________________ Andrew MacInnes	President	April 5, 2012

/s/ Yoseph Dauber _______________________ Yoseph Dauber	Director	April 5, 2012

/s/ Tal Yaron-Eldar _______________________ Tal Yaron-Eldar	Director	April 5, 2012

/s/ Gerald Vento _______________________ Gerald Vento	Director	April 5, 2012

/s/ Y.W. Sing _______________________ Y.W. Sing	Director	April 5, 2012

/s/ Donald A. Burns _______________________ Donald A. Burns	Director	April 5, 2012